EXHIBIT 11.1

                  COMPUTATION OF INCOME (LOSS) PER SHARE
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
                                   Three months ending       Six months ending
                                         June 30,                  June 30,
                                    1996         1995         1996        1995
                                 ----------   ----------   ----------  --------

Primary income (loss) per share
  Adjustments to net income (loss):
    Net income (loss)             $63,197    ($214,415)   ($190,861)    $54,830

      Adjusted net income (loss)  $63,197    ($214,415)   ($190,861)    $54,830

Adjustments to shares outstanding:
  Actual weighted average shares
     outstanding                4,022,894    2,463,158    4,015,202   2,463,158
  Net additional shares
   issuable upon conversion of
   warrants and options             3,692            0      (94,610)          0
    Adjusted shares outstanding 4,026,586    2,463,158    3,920,592   2,463,158

Primary income (loss) per share     $0.02       ($0.09)      ($0.05)      $0.02


                                   Three months ending       Six months ending
                                         June 30,                  June 30,
                                    1996         1995         1996        1995
                                 ----------   ----------   ----------   -------
Fully diluted income (loss)
 per Share
  Adjustments to net income (loss):
    Net income (loss)             $63,197    ($214,415)    ($190,861)   $54,830
    Elimination of convertible
      notes interest expense                   $35,881                  $70,622
    Elimination of deferred financing fees      $1,599                 ($33,027)
      Adjusted net income (loss)  $63,197    ($176,935)    ($190,861)   $92,425

Adjustments to shares outstanding:
  Actual weighted average
   shares outstanding           4,022,894    2,463,158     4,015,202  2,463,158
  Conversion of Convertible                    314,062                  314,062
   Notes into 15% of the
   common stock outstanding
  Pre-emptive shares                            16,530                   16,530
  Net additional shares issuable
   upon conversion of warrants
   and options                      3,692            0     (143,721)          0
    Adjusted shares outstanding 4,026,586    2,793,750    3,871,481   2,793,750

Fully diluted income (loss)
 per share                          $0.02       ($0.06)      ($0.05)      $0.03


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